Nicor Inc.
                                                         Nicor Companies Savings
                                                                 Investment Plan
                                                                       Form 11-K
                                                                   Exhibit 23.01






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-74402 of Nicor Inc. on Form S-8 of our report dated June 13, 2003, on the financial statements of the Nicor Companies Savings Investment Plan as of and for the years ended December 31, 2002 and 2001, included in this Annual Report on Form 11-K of Nicor Companies Savings Investment Plan and Nicor Gas Thrift Plan for the year ended December 31, 2002.







DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Chicago, Illinois

June 27, 2003